SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              ENTERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                                                         ENTERGY CORPORATION
                                                         P.O. Box 61005
                                                         New Orleans, LA 70161
- --------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

New Orleans, Louisiana
April 19, 1995

TO THE STOCKHOLDERS OF ENTERGY CORPORATION:

Notice is hereby given that the Annual Meeting of Stockholders of Entergy Corporation will be held at the James M. Cain Energy Education Center, Louisiana Highway 3127, Taft, Louisiana on Friday, May 26, 1995, at 10 a.m., Central Daylight Time, for the following purposes:

    (1)  To elect a Board of Directors for the ensuing year;

    (2) To ratify the appointment by the Board of Directors of the firm of Coopers & Lybrand L.L.P. as independent accountants of the Corporation for the year 1995; and

    (3) To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on April 3, 1995 are entitled to notice of and to vote at the meeting. A badge for admission may be obtained at the registration desk at the meeting. STOCKHOLDERS WHOSE SHARES ARE HELD IN "STREET NAME", I.E., IN THE NAME OF THEIR BROKER, MUST PRESENT A LETTER FROM THEIR BROKER INDICATING OWNERSHIP OF THE CORPORATION'S COMMON STOCK AS OF APRIL 3, 1995.

Stockholders who are not able to attend the meeting in person and wish their stock voted are urged to fill in, sign, date and return the accompanying proxy. A return envelope, on which no United States postage is required, is enclosed for mailing proxies to the Corporation.

Michael G. Thompson
SECRETARY

                               PROXY STATEMENT

    The accompanying proxy is solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held at the James M. Cain Energy Education Center, Louisiana Highway 3127, Taft, Louisiana, on Friday, May 26, 1995, at 10 a.m. Central Daylight Time, and at any adjournment of the meeting.

    The entire cost of the solicitation of proxies will be borne by the Corporation. Solicitations will be made primarily by mail, except that, if necessary to obtain reasonable representation of stockholders at the meeting, proxies will also be solicited by telephone or telefax by regular employees of the Corporation's service subsidiary, Entergy Services, Inc., at nominal cost. Additional solicitation of proxies will be made in the same manner under the special engagement and direction of Morrow & Co., Inc. at a cost to the Corporation of approximately $12,500 plus out-of-pocket expenses. The Corporation may reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy material to their principals.

    Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting or at any adjournment thereof. Where the stockholder specifies a choice by means of the ballot spaces provided on the proxy, the shares will be voted in accordance with the specifications so made. If no directions are given by the stockholder, the proxy will be voted in the manner specified on the proxy. Any proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same at any time before it is exercised. Proxies may be revoked by delivery to the Corporation of a written notice of revocation or of a later-dated proxy, or by voting in person at the meeting.

    This Proxy Statement and the form of proxy are first being sent or given to stockholders of the Corporation on or about April 19, 1995.

                         VOTING SECURITIES OUTSTANDING

    Only stockholders of record as of the close of business on April 3, 1995 are entitled to notice of and to vote at the meeting. As of February 28, 1995, the Corporation had 227,410,827 outstanding shares of Common Stock. Each stockholder has one vote per share on all business at the meeting. A majority of outstanding shares will constitute a quorum at the meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. "Withheld" votes, abstentions and broker non-votes are counted for determining the presence or absence of a quorum for the transaction of business. "Withheld" votes and abstentions are counted as such in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The information provided below is based upon Schedule 13Gs filed with the Securities and Exchange Commission reflecting beneficial ownership of 5 percent or more of the Corporation's outstanding Common Stock as of December 31, 1994.

   NAME AND ADDRESS OF                 AMOUNT AND NATURE OF     PERCENT
    BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP     OF CLASS
   -------------------                 --------------------     --------
The Capital Group Companies,
 Inc. and subsidiaries ...............     18,407,250(1)          8.1%
333 South Hope Street
Los Angeles, CA 90071
- -----------
(1) Capital Guardian Trust Company, a wholly owned subsidiary of The Capital Group Companies, Inc. advises that it has sole power to vote 607,450 shares. Capital Guardian Trust Company and Capital Research and Management Company, wholly-owned subsidiaries of The Capital Group Companies, Inc., advise that they have sole investment power over 1,694,250 shares and 16,713,000 shares, respectively.

    The above-named company has certified that the shares held by it were acquired in the ordinary course of business and that such acquisition was not for the purpose of and does not have the effect of changing or influencing the control of the Corporation, and that such shares were not acquired in connection with or as a participant in any transaction having such purpose or effect.

                            ELECTION OF DIRECTORS

    At the meeting, 16 directors of the Corporation are to be elected to serve for the ensuing year. Except where authority to vote for one or more nominee(s) is withheld, Edwin Lupberger, Norman C. Francis, and Wm. Clifford Smith, the persons named as proxies in the enclosed proxy, will vote all shares represented by an executed proxy equally for the election of the nominees listed below. The Corporation is not aware of any reason why any of the nominees would be unavailable to stand for election or to serve if elected; however, in case any nominee should become unavailable for election as a director, the proxies will also have discretionary authority to vote for a substitute.

    NOMINEES, PRINCIPAL OCCUPATION DURING LAST 5 YEARS, DIRECTORSHIPS (1)

    Certain information regarding each nominee for director is given below. This information has been furnished to the Corporation by the respective nominees.

 [PHOTO OF    W. FRANK BLOUNT            Age 56              Director Since 1987
  NOMINEE]    Sydney, Australia

              Chief Executive Officer of Telstra Communications Corporation (Australian telecommunications company) since 1992. Group President, Communications Products, AT&T Company, 1989 to 1992; President, Network Operations Group, AT&T Company, 1986 to 1989. Director of Entergy Enterprises, Inc., First Union National Bank, Atlanta, Georgia, New Jersey Symphony Orchestra, and LXE Incorporated. Chairman of National Advisory Group for the National Technical Institute of the Deaf; Vice Chairman of the National Advisory Board of Georgia Institute of Technology; Executive Vice President of the A. G. Bell Association for the Deaf; member of Board of Trustees of the Rochester Institute of Technology; and member of the Business Council of Australia.

 [PHOTO OF    JOHN A. COOPER, JR.        Age 56              Director Since 1985
  NOMINEE]    Bella Vista, Arkansas

              Chairman of the Board of Cooper Communities, Inc. (recreational and retirement community development) and of COFAM, Inc. Director Wal-Mart Stores, Inc., Bentonville, Arkansas, and J. B. Hunt Transport Services, Inc., Lowell, Arkansas. Honorary Director of First National Bank of Sharp County (Arkansas).

 [PHOTO OF    LUCIE J. FJELDSTAD         Age 51              Director Since 1992
  NOMINEE]    Portland, Oregon

              President -- Video and Networking Division of Tektronix, Inc. (electronic instrumentation and printer manufacturer), January 1995 to date. Vice President and General Manager, Multimedia, IBM Corporation (computer company), 1992 to 1993; President, Multimedia and Education Division of IBM Corporation, 1990 to 1992; Assistant General Manager of Finance and Planning, IBM Corporation Personal Systems, 1988 to 1990. Director of KeyCorp, PPG Industries, Recognition International and Bolt, Beranek & Newman. Chairman of the Board of Regents for Santa Clara University and member of Board of Trustees for UCLA.

 [PHOTO OF    DR. NORMAN C. FRANCIS      Age 64              Director Since 1994
  NOMINEE]    New Orleans, Louisiana

              President of Xavier University of Louisiana, New Orleans, Louisiana. Director of The Equitable Life Assurance Society of the United States, First National Bank of Commerce, New Orleans, Louisiana, The Foundation for the Mid-South, and the Advisory Board of The Times Picayune Publishing Co. Chairman of the Board of Liberty Bank and Trust, New Orleans, Louisiana. Member of the Board of the Carnegie Foundation for the Advancement of Teaching; Chairman of the Board for the Southern Education Foundation, Atlanta, Georgia; Fellow, The American Academy of Arts and Sciences, Cambridge, Massachusetts; Member of the Board of Brandeis University, Waltham, Massachusetts; Member of the Board of the National Foundation for Improvement in Education; and Former Chairman of the Board of Trustees, Educational Testing Service, Princeton, New Jersey.

 [PHOTO OF    KANEASTER HODGES, JR.      Age 56              Director Since 1984
  NOMINEE]    Newport, Arkansas

              Attorney-at-Law, Sole Practitioner, Newport, Arkansas. Director of Entergy Operations, Inc., Worthen Banking Corporation, Little Rock, Arkansas, Newport Federal Savings and Loan Association, Newport, Arkansas, and Jackson-Griffin Insurance Company. Director of the University of Arkansas-Fayetteville Law School Board of Visitors and President of the Newport Campus: ASU/Beebe Charitable Foundation, Inc. Former United States Senator (Arkansas) 1977-1979. Former Chairman of the Board of Trustees of the University of Arkansas.

 [PHOTO OF    ROBERT v.d. LUFT           Age 59              Director Since 1992
  NOMINEE]    Geneva, Switzerland

              Senior Vice President -- DuPont and President -- DuPont Europe (industrial products, fibers, petroleum, chemicals and specialty products businesses), 1993 to date; Senior Vice President -- DuPont Chemicals, 1990 to 1993; Group Vice President -- Chemicals and Pigments, DuPont, 1989 to 1990. Director of Entergy Enterprises, Inc., Chemical Manufacturers Association, and Delaware Trust Company. Member of Board of Visitors, School of Engineering, University of Pittsburgh.

 [PHOTO OF    EDWIN LUPBERGER            Age 58              Director Since 1985
  NOMINEE]    New Orleans, Louisiana

              Chairman of the Board and Chief Executive Officer of the Corporation, 1985 to date. President of the Corporation from 1985 to 1991. Chairman of the Board and Chief Executive Officer of Arkansas Power & Light Company, Louisiana Power & Light Company, Mississippi Power & Light Company, and New Orleans Public Service Inc., 1993 to date. Chairman of the Board and Chief Executive Officer of Gulf States Utilities Company since 1994. Chairman of the Board of System Energy Resources, Inc., 1986 to date. Chairman of the Board of Entergy Operations, Inc., 1990 to date. Chairman of the Board of Entergy Services, Inc., 1985 to date, President, 1990-1991, 1994 to date, and Chief Executive Officer, 1991 to date. Chairman of the Board of Entergy Enterprises, Inc. 1986 to date, President, 1990-1991, 1994 to date, and Chief Executive Officer, 1991-1994. Chief Executive Officer of Entergy Power, Inc., Entergy Power Development Corporation, and Entergy-Richmond Power Corporation, 1993 to date. Chief Executive Officer of Entergy Pakistan, Ltd. and Entergy Power Asia, Ltd., 1994 to date. Chairman of the Board of Entergy Power, Inc., 1990 to 1993. Chairman of the Board of System Fuels, Inc., 1986 to 1990; Director, 1986-1992. Director of First Commerce Corporation, First National Bank of Commerce, and International Shipholding Corporation, New Orleans, Louisiana and Pennington Biomedical Research Foundation. Member of Board of Trustees of Millsaps College and of Board of Administrators of Tulane University. Chairman of the Foundation for the Mid-South and Regional Vice Chairman of the U.S. Chamber of Commerce.

  [PHOTO OF   ADM. KINNAIRD R. MCKEE     Age 65              Director Since 1990
   NOMINEE]   USN (Ret.)
              Oxford, Maryland

              Director of Entergy Operations, Inc. and of PECO ENERGY (formerly Philadelphia Electric Company). Former Superintendent of the United States Naval Academy. Former Commander of the United States Third Fleet. Former Director of Navy Nuclear Propulsion.

 [PHOTO OF    PAUL W. MURRILL            Age 60              Director Since 1993
  NOMINEE]    Baton Rouge, Louisiana

              Chairman of the Board and Director of Picadilly Cafeterias (restaurants), Baton Rouge, Louisiana. Director of Entergy Operations, Inc.; First Mississippi Corporation, Jackson, Mississippi; Tidewater, Inc., New Orleans, Louisiana; FirstMiss Gold, Inc., Reno, Nevada; Zygo Corporation, Middlefield, Connecticut; and Howell Corporation, Houston, Texas. Chairman of Trustees, Burden Foundation; member of Advisory Board, Oak Ridge National Laboratories; and Consulting Editor, Instrument Society of America. Retired Chairman of the Board and Chief Executive Officer of Gulf States Utilities Company.

 [PHOTO OF    JAMES R. NICHOLS           Age 56              Director Since 1986
  NOMINEE]    Boston, Massachusetts

              Partner, Nichols & Pratt (family trustees), Attorney and Chartered Financial Analyst. Director of United Business Services, Inc. Life Trustee of the Boston Museum of Science.

 [PHOTO OF    EUGENE H. OWEN             Age 65              Director Since 1993
  NOMINEE]    Baton Rouge, Louisiana

              Chairman and Chief Executive Officer of Owen and White, Inc. (engineering consulting firm) and Chairman and President of Utility Holdings, Inc. (holding company for Baton Rouge Water Company, Parish Water Company, Inc., and Louisiana Water Company), Baton Rouge, Louisiana. Director of Premier Bancorp, Inc. and its wholly-owned subsidiary, Premier Bank, Baton Rouge, Louisiana; President of Parish Water Company Inc.; President of Baton Rouge Water Company and Louisiana Water Company, Baton Rouge, Louisiana. Member Board of Directors, Our Lady of the Lake Regional Medical Center; member of Board of Directors, Baton Rouge Area Foundation.

 [PHOTO OF    JOHN N. PALMER, SR.        Age 60              Director Since 1992
  NOMINEE]    Jackson, Mississippi

              Chairman of the Board and Chief Executive Officer of Mobile Telecommunication Technologies Corp. (telecommunications company). Director of Entergy Enterprises, Inc., Deposit Guaranty National Bank, Jackson, Mississippi. Director and former President of the University of Mississippi Foundation, and former President of Cellular Telecommunications Industry Association. Member of the President's Export Council advising the Secretary of Commerce; formerly an advisor to the Office of the U. S. Trade Representative. Director of the Foundation for the Mid-South, Jackson, Mississippi. Member of the Board of Trustees, Millsaps College. National Trustee, National Symphony Orchestra, Washington, D.C.

 [PHOTO OF    ROBERT D. PUGH             Age 66              Director Since 1977
  NOMINEE]    Portland, Arkansas

              Chairman of the Board of Portland Gin Company (agricultural and agri-business), Portland Bank (banking) and Portland Bankshares, Inc. (banking), Portland, Arkansas. Director of Worthen National Bank of Pine Bluff, Pine Bluff, Arkansas. Trustee of Arkansas Nature Conservancy. Director of Winrock International; former Chairman of the Board of Trustees of the University of Arkansas; former President of Cotton Council International, and Board of Trustees of Chatham Hall School, Chatham, Virginia.

 [PHOTO OF    H. DUKE SHACKELFORD        Age 68              Director Since 1981
  NOMINEE]    Bonita, Louisiana

              Planter. President and Director of Shackelford Co., Inc., Bonita Gin, Inc. and Louisiana Cotton Warehouse Co. Inc.; President of Shackelford Gin, Inc., 1976-1991; Chairman of Union Oil Mill, Inc., 1981 to 1989 (all agricultural and agri-businesses). Director of Hibernia Corporation and Hibernia National Bank, New Orleans, Louisiana; Yazoo Valley Minter City Oil Mill, Inc.; and Council for a Better Louisiana. Trustee of Public Affairs Research Council of Louisiana. Member of Committee of 100 for Economic Development Incorporated. Former President of National Cotton Ginners Association and Louisiana Cotton Producers Association.

 [PHOTO OF    WM. CLIFFORD SMITH         Age 59              Director Since 1983
  NOMINEE]    Houma, Louisiana

              President of T. Baker Smith & Son, Inc. (consultants-civil engineer and land survey). Director of American Bancshares of Houma, Inc. (banking). Director of American Bank & Trust Company of Houma, Houma, Louisiana.

 [PHOTO OF    BISMARK A. STEINHAGEN      Age 60              Director Since 1993
  NOMINEE]    Beaumont, Texas

              Chairman and Director of Steinhagen Oil Company, Inc. (oil and gasoline distributor), Beaumont, Texas.
- ---------
(1) The Corporation and its various direct and indirect subsidiaries comprise the Entergy System. The principal operating subsidiaries of the Corporation, of which the Corporation owns all of the common stock, are Arkansas Power & Light Company (AP&L), Gulf States Utilities Company (GSU), Louisiana Power & Light Company (LP&L), Mississippi Power & Light Company (MP&L), and New Orleans Public Service Inc. (NOPSI). The Corporation also owns all of the capital stock of Entergy Services, Inc., a service company subsidiary, and Entergy Operations, Inc., a nuclear management service company subsidiary. The Corporation also owns all of the capital stock of Entergy Power, Inc., a subsidiary that owns and markets capacity and energy external to the System, and Entergy Enterprises, Inc., a non-utility company subsidiary. In addition, the Corporation has various other subsidiaries that participate in the energy management services business and in utility projects outside of the System's retail service territory.

    On September 14, 1979, Final Judgments of Permanent Injunction were issued against Dr. Norman C. Francis (Francis) and another former member of the Starr Broadcasting Group, Inc. (SBG). Francis served as a director of Entergy Corporation since 1994. The Final Judgments were issued pursuant to a civil injunctive action filed by the SEC on February 7, 1979. Francis was one of the several defendants named in this civil action. Francis served as a director of SBG during a time period in which the SEC claimed that SBG did not comply with applicable rules of the federal securities laws when filing reports with the SEC. The SEC alleged
                                       6

that as a director of SBG, Francis had the responsibility to insure such compliance. Therefore, the Final Judgment of Permanent Injunction ordered Francis, while serving as an officer or director of any publicly held reporting company, to insure such companies file reports with the SEC which comply with the applicable reporting requirements of the Securities Exchange Act of 1934.

                              CERTAIN TRANSACTIONS

    During 1993 and 1994, Fjeldstad International entered into two contracts with Entergy Enterprises, Inc. (EEI), a nonutility company subsidiary of the Corporation, to perform certain advisor/consultant services for EEI. Under these contracts, Fjeldstad International received payments during 1994 of approximately $320,000 from EEI. During 1994, Mrs. Fjeldstad, a director of the Corporation, was President of Fjeldstad International, Inc.

    Other than as provided under applicable corporate laws, the Corporation does not have policies whereby transactions involving executive officers and directors and the Corporation are approved by a majority of disinterested directors. However, pursuant to the Corporation's Code of Conduct, transactions involving the Corporation and its executive officers must have prior approval by the next higher reporting level of that individual, and transactions involving the Corporation and its directors must be reported to the secretary of the Corporation.

                   SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

    The directors, nominees for directors, the executive officers named in the Summary Compensation Table below and all directors, nominees for directors, and executive officers of the Corporation as a group beneficially owned directly or indirectly the following Common Stock of the Corporation and cumulative preferred stock of a System company:

                              AS OF DECEMBER 31, 1994
                         ENTERGY CORPORATION COMMON STOCK
- --------------------------------------------------------------------------
                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL
                                                      OWNERSHIP (a)
                                                  ------------------------
                                                  SOLE VOTING     OTHER
                                                     AND        BENEFICIAL
                                                  INVESTMENT    OWNERSHIP
      NAME                                        POWER(b)(c)  (d)(e)(f)(g)
      ----                                        -----------  ------------
W. Frank Blount*...............................       2,934          --
John A. Cooper, Jr.*(h)........................       5,734          --
Lucie J. Fjeldstad*............................       1,984          --
Dr. Norman C. Francis*.........................         500          --
Donald C. Hintz**..............................       7,493        32,027
Kaneaster Hodges, Jr.*.........................       2,800          --
Jerry D. Jackson**.............................       6,402        35,216
Robert v.d. Luft*..............................       2,184          --
Edwin Lupberger***.............................       8,706        73,687(i)(j)
Jerry L. Maulden**.............................      37,420        44,048
Gerald D. McInvale**...........................       3,173        20,908
Adm. Kinnaird R. McKee*........................       2,900         --
Dr. Paul Murrill*..............................       2,180         --
James R. Nichols*..............................       3,315         --
Eugene H. Owen*(h).............................       1,692         --
John N. Palmer, Sr.*...........................      13,196         --
Robert D. Pugh*................................       5,300       10,000(i)
H. Duke Shackelford*...........................       8,750        4,950(i)
Wm. Clifford Smith*............................       3,775         --
Bismark A. Steinhagen*.........................       6,437         --
All directors, nominees and
  executive officers(i)........................     135,419      266,320
- ---------
  * Director of the Corporation or Nominee

 ** Officer of the Corporation

*** Officer and Director of the Corporation

(a) Based on information furnished by the respective individuals. The ownership amounts shown for each individual and for all directors, nominees, and executive officers as a group do not exceed one percent of the outstanding securities of any class of security so owned.

(b) Includes all shares as to which the individual has the sole voting power and powers of disposition, or power to direct the voting and disposition. The number of shares shown includes, for the named persons, shares

                                       (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

                                       7

    that became unrestricted on January 26, 1995 as part of the Corporation's Common Stock held in the Equity Ownership Plan as follows: Mr. Hintz, 1,356 shares; Mr. Jackson, 1,353 shares; Mr. Lupberger, 3,339 shares; Mr. Maulden, 1,256 shares; and Mr. McInvale, 720 shares.

(c) Includes, for the named persons, shares of Common Stock of the Corporation held in the System Savings Plan Employee Account as follows: Mr. Hintz, 2,947 shares; Mr. Jackson, 1,477 shares; Mr. Maulden, 27,182 shares; and Mr. McInvale 645 shares.

(d) Includes, for the named persons, shares of Common Stock of the Corporation held in the Employee Stock Ownership Plan of the Corporation as follows: Mr. Hintz, 753 shares; Mr. Jackson, 753 shares; Mr. Lupberger, 825 shares; Mr. Maulden, 796 shares; and Mr. McInvale, 110 shares.

(e) Includes, for the named persons, shares of Common Stock of the Corporation held in the System Savings Plan Company Account as follows: Mr. Hintz, 1,206 shares; Mr. Jackson, 2,052 shares; Mr. Lupberger, 6,088 shares; Mr. Maulden, 10,252 shares; and Mr. McInvale 548 shares.

(f) Includes, for the named persons, unvested restricted shares of the Corporation's Common Stock held in the Equity Ownership Plan as follows: Mr. Hintz, 17,568 shares; Mr. Jackson, 18,000 shares; Mr. Lupberger, 33,950 shares; Mr. Maulden, 18,000 shares; and Mr. McInvale, 12,750 shares.

(g) Includes, for the named persons, shares of the Corporation's Common Stock in the form of unexercised stock options awarded pursuant to the Equity Ownership Plan as follows: Mr. Hintz, 12,500 shares; Mr. Jackson, 14,411 shares; Mr. Lupberger, 28,824 shares; Mr. Maulden, 15,000 shares; and Mr. McInvale, 7,500 shares.

(h) Mr. Cooper has sole voting and investment power over 6,000 shares of AP&L's $0.01 Par Value ($25 liquidation value) Preferred Stock owned by John A. Cooper Trust. Mr. Cooper disclaims any personal interest in these shares. Mr. Owen is co-trustee of 3,500 shares of AP&L's $0.01 Par Value ($25 liquidation value) Preferred Stock which are held by the trustees of the Baton Rouge Water Company and Louisiana Water Company Retirement Plan.

(i) Includes, for the named persons, shares of the Corporation's Common Stock held by their spouses. The named persons disclaim any personal interest in these shares as follows: Mr. Lupberger, 2,500 shares; Mr. Pugh, 10,000 shares; and Mr. Shackelford, 4,950 shares.

(j) Includes 1,500 shares of Entergy Corporation Common Stock held jointly between Edwin Lupberger and Ms. E. H. Lupberger.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 and Section 17(a) of the Public Utility Holding Company Act of 1935 require the Corporation's officers, directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership concerning the securities of the Corporation and its subsidiaries with the Securities and Exchange Commission and to furnish the Corporation with copies of all Section 16(a) and 17(a) forms they file. Shortly following the Entergy/GSU merger, certain individuals were elected as officers of GSU. Although none of these individuals owned any reportable securities of GSU, their initial Form 3's for GSU were not timely filed. These officers of GSU were:
Michael B. Bemis, Frank F. Gallaher, Glenn E. Harder, Donald C. Hintz, Jerry D. Jackson, Richard J. Landy, Edwin Lupberger, Jerry L. Maulden, Gerald D. McInvale, Michael R. Niggli and Lee W. Randall. Four individuals considered officers of the Corporation for purposes of Section 16 failed to report on their 1993 Form 5 their receipt during 1993 of certain restricted shares of the Corporation's stock under the Equity Ownership Plan. These individuals and their respective unreported shares were: S. M. Henry Brown, 4,000 shares; Frank F. Gallaher, 4,000 shares; Charles L. Kelly, 4,000 shares; and Edwin Lupberger, 5,000 shares. Glenn E. Harder, a former officer of the Corporation, failed to timely report on a Form 4 the sale in October of 1994 of 15 shares of the Corporation's stock which he had held in the Corporation's dividend reinvestment plan. Each of the above transactions has now been correctly reported.

                                       8

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Corporation has five standing committees.

    AUDIT COMMITTEE. The members of this committee are Messrs. Shackelford (Chairman) and Nichols, Dr. Francis, and Mrs. Fjeldstad. The function of the Audit Committee is to discuss with the independent accountants of the Corporation the accountants' general findings as to accounts, records, and systems of internal control of the Corporation and its subsidiaries and to consult with the accountants on any matter which the Committee may deem relevant to the audit or which the accountants may desire to bring to the attention of the Audit Committee. The Committee reports to the Board of Directors the results of these discussions and makes recommendations. This Committee held four meetings in 1994.

    EXECUTIVE COMMITTEE. The members of this committee are Messrs. Lupberger (Chairman), Cooper, Nichols, Shackelford, and Smith. The Executive Committee, during the intervals between the meetings of the Board of Directors, may, except as expressly limited by state law, exercise all powers of the Board of Directors in the management and direction of the business affairs of the Corporation. The Committee is required to report all of its actions to the Board of Directors which may revise the same. This Committee held three meetings in 1994.

    FINANCE COMMITTEE. The members of this committee are Messrs. Cooper (Chairman), Smith, Steinhagen and Owen, and Mrs. Fjeldstad. The function of the Finance Committee is to review the Corporation's financial and budgetary policies and cash flow projections, to make policy recommendations to the Board of Directors with respect to the sale of securities, and to review the Corporation's policies on banking and other financial relations. This Committee held four meetings in 1994.

    PERSONNEL COMMITTEE. The members of this committee are named below under "Personnel Committee Interlocks and Insider Participation." The function of the Personnel Committee is to review major employee relations matters, employment practices and forms of compensation, including employee benefit plans. The Committee reviews the performance of the Corporation's officers and makes compensation recommendations to the Board of Directors. The Committee establishes compensation policies with respect to members of the Board of Directors. This Committee held four meetings in 1994.

    PUBLIC AFFAIRS COMMITTEE. The members of this committee are Messrs. Smith (Chairman), Pugh and Shackelford, and Dr. Francis. The function of the Public Affairs Committee is to provide advice and counsel to management with respect to governmental, regulatory, and public relations matters. The Committee makes recommendations to the Board of Directors with respect to the Corporation's position on public policy issues and to the System's commitment to equal opportunity in all corporate relationships. This Committee held four meetings in 1994.

    In 1994, there were eight meetings of the Board of Directors. All directors, except Mr. Luft, attended more than 75% of the total number of meetings of the Board of Directors and the committees on which they serve that were held during the periods in which such persons were directors in 1994. Mr. Luft attended 70% of such meetings.

                           COMPENSATION OF DIRECTORS

    Directors of the Corporation who are not employees of a System company are paid an attendance fee of $1,000 for attendance at meetings of the Board of Directors, $1,000 for attendance at meetings of committees of the Board, (except for the committee chairmen who are paid $1,500) and $1,000 for participation, on behalf of the Corporation, in any inspection trip or conference not held on the same day as a Board or committee meeting. All nonemployee directors are also compensated on a quarterly basis in the form of fixed awards of the Corporation's Common Stock pursuant to the Stock Plan for Outside Directors (Directors Plan) and cash based on 1/2 the value of the stock awarded pursuant to the Directors Plan. This level of directors' compensation is set to enable the Corporation to attract and retain persons of outstanding competence to serve on the Board of Directors. Directors are paid a portion of their compensation in the form of the Corporation's Common Stock in order to assure that directors will have a personal interest in the performance of the stock of the Corporation. Nonemployee directors of the Corporation are awarded 150 shares of the Corporation's Common Stock quarterly, consisting of authorized but unissued shares, treasury shares, or shares acquired on the open market.

                                       9

    Retired nonemployee directors of the Corporation with a minimum of five years of service on the Board of Directors of the Corporation are paid 100% of their annual retainer at retirement for a term corresponding to the number of years of service or until death, whichever occurs first. Retired nonemployee directors with over ten years of service receive a lifetime benefit. However, nonemployee directors who were also formerly directors of Gulf States Utilities Company ("GSU"), i.e., Messrs. Owen and Steinhagen and Dr. Murrill, pursuant to the terms of the agreement consolidating Entergy Corporation (a Florida corporation) and GSU, may choose either the director retirement benefits offered by the Corporation or the director retirement benefits formerly offered to directors of GSU. Under the GSU retirement plan for directors, the retirement benefit will be 30 percent of the retainer fee for service of not less than five nor more than nine years, 40 percent for service of not less than ten nor more than fourteen years, and 50 percent for fifteen or more years of service. For those directors who retire prior to the retirement age, the benefits will be reduced. The plan also provides disability retirement if the director has served at least five years prior to the disability.

    On certain occasions the Corporation provides personal transportation services for the benefit of nonemployee directors. During 1994, the value of such transportation services provided by the Corporation was approximately $55,000.

            REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

    The Personnel Committee of the Board of Directors of the Corporation is responsible for, among other things, reviewing and recommending to the Board of Directors the adoption, or amendment, of the various compensation, incentive and benefit plans as well as programs maintained for officers and other key employees of the Corporation. The Committee takes an active role in executive compensation by recommending to the Board of Directors executive compensation levels.

    The Corporation has established its executive compensation programs to provide competitive rewards intended to attract, retain and motivate key employees critical to the success of the System. The Corporation has historically used similarly-sized electric utility companies as the peer group for assessing the competitiveness of its compensation programs. The seventeen electric utility companies in this compensation comparison group are selected based on revenue size. With the growth of the System to one of the largest in the industry, the Committee also uses a selected group of similar-sized telecommunications companies as an additional peer group for assessing the competitiveness of the executive compensation programs.

    These peer groups are utilized for all components of compensation including base, annual incentives, and long-term incentives. The executive total compensation package is targeted at the median of total compensation within the peer group, with incentive plans designed to enable executive compensation to exceed the peer group median based on Board approved performance targets. The total executive compensation package consists of the following four major components.

    BASE SALARY

        Base salary is set through a comparison with companies in the compensation peer groups. Using this comparison and considering Mr. Lupberger's salary had not been increased since April, 1992, the Board of Directors did grant a 1994 increase as reflected in the Summary Compensation Table.

    BENEFITS

        Employee benefits such as pension, medical insurance, life insurance and long-term disability insurance, which provide for income continuation and protection against dissipation of income for unexpected reasons, and special executive remuneration including perquisites.

    ANNUAL INCENTIVES

        Annual incentive compensation is based on the attainment of key strategic goals and objectives including net cash flow, controlling operation and maintenance costs, electric generation, employee satisfaction, and customer service measures. These measures have varying weights and are specifically tailored to each executive's responsibilities.

                                       10

    LONG-TERM INCENTIVES

        Long-term incentive compensation opportunities are tied to long-term shareholder value. Option grants and performance restrictions lapsed on stock are typically considered on an annual cycle, in January of each year, based on the Corporation's prior year performance as reviewed by the Committee, including specific threshold performance measures. These performance measures are consistent with those used in the other incentive plans.

    The mix of the compensation components is designed to reward the achievement of strategic goals and objectives which lead to the protection and increase of shareholder value. Equity ownership is offered to key executives to encourage the purchase of common stock and to increase their interest in total return to shareholders. As other forms of equity ownership, restricted stock and stock options may be offered to key executives as approved by the Board.

    Mr. Edwin Lupberger, Chairman and Chief Executive Officer of the Corporation, participated in each compensation component in the following distribution in 1994:

         o Base Salary                                61%

         o Benefits and Perquisites                    6%

         o Annual Incentive Compensation              20%

         o Long-Term Compensation                     13%

    Mr. Lupberger's 1994 incentive awards were 47% lower than 1993. This contributed to the incentive components of Mr. Lupberger's total compensation falling from 53% in 1993 to 33% in 1994. In 1994, Mr. Lupberger's incentive plan performance scales included financial measures, customer service measures and operational measures, with proportionately more weight given to the financial measures. In aggregate, Mr. Lupberger's incentive plan performance results exceeded the minimum threshold target level of performance for 1994. However, the incentive plan performance did not achieve the target level of performance. This results in Mr. Lupberger's total compensation being less than the target compensation level compared to the compensation peer group companies.

Members of the Personnel Committee:

 James R. Nichols, Chairman
 John A. Cooper, Jr.
 Bismarck A. Steinhagen
 Robert D. Pugh
 Eugene H. Owen

            PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Nichols (Chairman), Cooper, Owen, Pugh, and Steinhagen served during 1994 as members of the Personnel Committee of the Board of Directors of the Corporation. None of these persons during 1994, or prior to 1994, was an officer or employee of the Corporation or any of its subsidiaries.

                                       11

                             CORPORATE PERFORMANCE

    The following graph compares the performance of the Common Stock of the Corporation to the S&P 500 Index and the S&P Electric Utilities Index (each of which includes the Corporation) for the last five years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      ENTERGY CORPORATION, S&P 500 INDEX AND S&P ELECTRIC UTILITIES INDEX

               [GRAPH COMPRISED FROM PLOT POINTS OF CHART BELOW]

                                                Years Ended December 31
                                           ----------------------------------
                                           1989  1990  1991  1992  1993  1994
                                           ----  ----  ----  ----  ----  ----
Entergy ................................   $100  $101  $141  $164  $187  $121
S&P 500 (1) ............................   $100  $ 97  $126  $136  $149  $151
S&P EUI (1) ............................   $100  $102  $133  $140  $161  $135

Assumes $100 invested on December 31, 1989 in Entergy Corporation Common Stock, the S&P 500, and the S&P Electric Utilities Index, and reinvestment of all dividends.

(1) Cumulative total returns calculated from the S&P 500 Index and the S&P Electric Utilities Index maintained by Standard & Poor's Corporation.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table includes the Chief Executive Officer, as well as each of the four other most highly compensated executive officers of the Corporation, based on total annual base salary and bonuses (excluding bonuses of an extraordinary and nonrecurring nature) from all System sources awarded to, earned by, or paid to each officer during 1994.

                                                                                LONG-TERM COMPENSATION
                                                                         -----------------------------------
                                             ANNUAL COMPENSATION                 AWARDS             PAYOUTS
                                       --------------------------------  -------------------------  --------
                                                              OTHER      RESTRICTED    SECURITIES      (b)        (c)
                                                   (a)        ANNUAL        STOCK      UNDERLYING     LTIP     ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR   SALARY    BONUS    COMPENSATION    AWARDS        OPTIONS     PAYOUTS  COMPENSATION
- -------------------------------  ----  --------  --------  ------------  ----------  -------------  --------  ------------
Edwin Lupberger................  1994  $681,539  $218,789    $39,961        (d)      10,000 shares  $139,525     $29,457
  Chairman of the Board and      1993   542,077   437,610     20,327        (d)      13,438          248,313      32,957
  Chief Executive Officer        1992   527,499   374,100     39,760        (d)      10,000          180,375      33,671

Donald C. Hintz................  1994  $320,769  $142,749    $52,389        (d)      5,000 shares   $ 48,379     $23,056
  Executive Vice President and   1993   265,386   166,560     48,548        (d)      5,000            85,774      24,462
  Chief Nuclear Officer          1992   228,024   114,822     38,364        (d)      2,500            77,165      24,205

Jerry D. Jackson...............  1994  $323,711  $106,155    $29,598        (d)      5,000 shares   $ 56,550     $23,370
  Executive Vice President --    1993   288,559   217,287     36,166        (d)      6,719           100,250      25,961
  Marketing and External         1992   254,167   152,500     27,008        (d)      5,000            90,188      25,447
  Affairs

Jerry L. Maulden...............  1994  $426,134  $135,962    $63,994        (d)      5,000 shares   $ 56,550    $25,690
  President and                  1993   385,000   286,985     84,655        (d)      5,000           100,250     25,639
  Chief Operating Officer        1992   392,233   259,316     79,280        (d)      5,000            90,188     24,920

Gerald D. McInvale.............  1994  $244,165  $ 66,227    $14,146        (d)      2,500 shares   $ 28,275    $19,581
  Senior Vice President and      1993   221,696   141,811     48,805        (d)      2,500            50,125     22,667
  Chief Financial Officer        1992   209,975    93,686     45,585        (d)      2,500            45,094     43,594

- -------------
(a) Includes bonuses earned pursuant to the Annual Incentive Plan as well as any bonuses of an extraordinary or nonrecurring nature.

(b) Amounts include the value of restricted shares that vested in 1994, 1993 and 1992 (see note (d) below) under the Equity Ownership Plan.

(c) Includes the following:

    (1) 1994 Executive Medical Plan premiums as follows: Mr. Hintz $1,761; Mr. Jackson $1,761; Mr. Lupberger $1,761; Mr. Maulden $1,761; and Mr. McInvale $1,761.

    (2) 1994 employer contributions to the Defined Contribution Restoration Plan as follows: Mr. Hintz $5,210; Mr. Jackson $5,134; Mr. Lupberger $15,946; Mr. Maulden $8,359; and Mr. McInvale $2,775.

    (3) There were no company contributions to the Employee Stock Ownership Plan for 1994. Any plan growth was attributable to reinvested dividends and other plan income.

    (4) 1994 employer contributions to the System Savings Plan as follows: Mr. Hintz $4,500; Mr. Jackson $4,500; Mr. Lupberger $4,500; Mr. Maulden $4,500; and Mr. McInvale $4,500.

    (5) 1994 reimbursements under the Executive Financial Counseling Program as follows: Mr. Hintz $785; Mr. Jackson $1,175; Mr. Lupberger $2,623; Mr. Maulden $1,350; and Mr. McInvale $645.

    (6) 1994 payments for personal use under the Private Ownership Vehicle Plan as follows: Mr. Hintz $10,800; Mr. Jackson $10,800; Mr. Lupberger $4,627; Mr. Maulden $9,720; and Mr. McInvale $9,900.

(d) Restricted stock awarded under the Equity Ownership Plan is subject to performance based criteria. Restricted stock awards in 1994 are reported under the "Long-Term Incentive Plan Awards" table, and reference is made to this table for information on the aggregate number of restricted shares awarded during 1994 and the vesting schedule for such shares. At December 31, 1994, the number and value of the aggregate restricted stock holdings were as follows: Mr. Hintz: 17,568 shares, $384,300; Mr. Jackson: 18,000 shares, $393,750; Mr. Lupberger: 33,950 shares, $742,657; Mr. Maulden:
    18,000 shares, $393,750; and Mr. McInvale: 12,750 shares, $278,907.
    Accumulated dividends are paid on restricted stock when vested.

                                       (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

                                       13

    The value of stock for which restrictions were lifted in 1994, and the applicable portion of accumulated cash dividends, are reported in the LTIP Payouts column in the table. The value of restricted stock awards, at December 31, 1994, is determined by multiplying the total number of shares awarded by the closing market price of the Corporation's Common Stock on the New York Stock Exchange Composite Transactions on December 31, 1994 ($21.875 per share).

OPTION GRANTS IN 1994

    The following table summarizes option grants during 1994 to the executive officers named in the Summary Compensation Table above.

                                                           INDIVIDUAL GRANTS
                                        --------------------------------------------------------    POTENTIAL REALIZABLE
                                          NUMBER       % OF TOTAL                                     VALUE AT ASSUMED
                                            OF          OPTIONS                                       ANNUAL RATES OF
                                        SECURITIES      GRANTED        EXERCISE                  STOCK PRICE APPRECIATION
                                        UNDERLYING    TO EMPLOYEES       PRICE                      FOR OPTION TERM(b)
                                         OPTIONS           IN         (PER SHARE)    EXPIRATION  ------------------------
  NAME                                  GRANTED(1)        1994            (a)           DATE          5%           10%
  ----                                  ----------    ------------    -----------   ------------  ---------    ---------
Edwin Lupberger......................     10,000          14.8%         $ 37.00       01/27/04    $ 232,691    $ 589,685
Donald C. Hintz......................      5,000           7.4%           37.00       01/27/04      116,346      294,842
Jerry D. Jackson.....................      5,000           7.4%           37.00       01/27/04      116,346      294,842
Jerry L. Maulden.....................      5,000           7.4%           37.00       01/27/04      116,346      294,842
Gerald D. McInvale...................      2,500           3.7%           37.00       01/27/04       58,173      147,421

- ---------
(a) Options were granted on January 27, 1994, pursuant to the Equity Ownership Plan. All options granted on this date have an exercise price equal to the closing price of Entergy Corporation common stock on the New York Stock Exchange Composite Transactions on January 27, 1994. These options became exercisable on July 28, 1994.

(b) Calculation based on the stock option exercise price over a ten-year period assuming annual compounding. The columns present estimates of potential values based on simple mathematical assumptions. The actual value, if any, an executive officer may realize is dependent upon the market price of the date of option exercise.

LONG-TERM INCENTIVE PLAN AWARDS IN 1994

    The following table summarizes awards of restricted shares of Entergy Corporation common stock under the Equity Ownership Plan in 1994 to the executive officers named in the Summary Compensation Table above.

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                    NUMBER                                   NON-STOCK PRICE-BASED PLANS(a)(b)
                                      OF        PERFORMANCE PERIOD UNTIL    -----------------------------------
 NAME                               SHARES        MATURATION OR PAYOUT      THRESHOLD      TARGET       MAXIMUM
 ----                               ------      ------------------------    ---------      -------      -------
Edwin Lupberger...................  25,200          01/01/94-12/31/96          8,400        16,800      25,200
Donald C. Hintz...................  15,000          01/01/94-12/31/96          5,000        10,000      15,000
Jerry D. Jackson..................  15,000          01/01/94-12/31/96          5,000        10,000      15,000
Jerry L. Maulden..................  15,000          01/01/94-12/31/96          5,000        10,000      15,000
Gerald D. McInvale................  11,250          01/01/94-12/31/96          3,750         7,500      11,250

(a) Restricted shares awarded will vest at the end of a three-year period, subject to the attainment of approved performance goals for the participants. Restrictions are lifted based upon the achievement of the cumulative result of these goals for the performance period. The value an executive officer may realize is dependent upon both the number of shares that vest and the future market price of Entergy Corporation common stock.

(b) The threshold, target and maximum levels correspond to the achievement of 50%, 100% and 150%, respectively, of Equity Ownership Plan goals. Achievement of a threshold, target or maximum level would result in the award of the number of shares indicated in the respective column. Achievement of a level between these three specified levels would result in the award of a number of shares calculated by means of interpolation.

                                       14
PENSION PLAN TABLES

RETIREMENT INCOME PLAN TABLE

    ANNUAL                                YEARS OF SERVICE
    COVERED           --------------------------------------------------------
  COMPENSATION           15          20          25          30          35
  ------------        --------    --------    --------    --------    --------
$100,000...........   $ 22,500    $ 30,000    $ 37,500    $ 45,000    $ 52,500
 200,000...........     45,000      60,000      75,000      90,000     105,000
 300,000...........     67,500      90,000     112,500     135,000     157,500
 400,000...........     90,000     120,000     150,000     180,000     210,000
 500,000...........    112,500     150,000     187,500     225,000     262,500
 850,000...........    191,250     255,000     318,750     382,500     446,250

    The Corporation has a Retirement Income Plan (a defined benefit plan) that provides a benefit for employees at retirement from the Corporation based upon
(1) generally, all years of service beginning at age 21 through termination, with a forty-year maximum, multiplied by (i) 1.5% for each year of service and
(ii) the final average salary. Final average salary is based on the highest 60 months of covered compensation in the last 120 months of service. The normal form of benefit for a single employee is a lifetime annuity and for a married employee is a 50% joint and survivor annuity. Other actuarially equivalent options are available to each retiree. Retirement benefits are not subject to any deduction for Social Security or other offset amounts. The amount of the named individuals' annual compensation covered by the plan, as of December 31, 1994, is represented by the base salary column in the Summary Compensation Table.

    The maximum benefit under the Retirement Income Plan is limited by Sections 401 and 415 of the Internal Revenue Code; however, the Corporation has adopted a pension equalization plan. Under this plan, certain executives, including the named executive officers, would receive an amount equal to the benefit payable under the Retirement Income Plan, without regard to the limitations, less the amount actually payable under the Retirement Income Plan.

    The Retirement Income Plan was amended effective, February 1, 1991, to provide a minimum accrued benefit as of that date to any employee who was vested as of that date. For purposes of calculating such minimum accrued benefit, each eligible employee was deemed to have had an additional five years of service and age as of that date. The additional years of age did not count toward eligibility for early retirement, but served only to reduce the early retirement discount factor for those employees who were at least age 50 as of that date.

    The credited years of service under the Retirement Income Plan (without giving effect to the five additional years of service credited pursuant to the February 1, 1991 amendment as discussed above) as of December 31, 1994 for the following executive officer named in the Summary Compensation Table was: Mr. Maulden 29. The credited years of service under the respective Retirement Income Plans, as amended, as of December 31, 1994 for the following executive officers named in the Summary Compensation Table, as a result of entering into supplemental retirement agreements, were as follows: Mr. Hintz 23; Mr. Jackson 15; Mr. Lupberger 31; and Mr. McInvale 22.

    In addition to the Retirement Income Plan discussed above, the Corporation has the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries
(SRP) and the Post-Retirement Plan of Entergy Corporation and Subsidiaries
(PRP). Participation is limited to one of these two plans and is at the invitation of the Corporation. The participant may receive from the Corporation a monthly benefit payment not in excess of .025 (under the SRP) or .0333 (under the PRP) times the participant's average basic annual salary (as defined in the plans) for a maximum of 120 months. Mr. Hintz has entered into an SRP participation contract, and all of the other executive officers named in the Summary Compensation Table (except for Mr. McInvale) have entered into PRP participation contracts.
                                       15

SYSTEM EXECUTIVE RETIREMENT PLAN TABLE (1)

           ANNUAL                              YEARS OF SERVICE
          COVERED              ------------------------------------------------
       COMPENSATION               10        15        20        25        30+
       ------------            --------  --------  --------  --------  --------
$ 200,000....................  $ 60,000  $ 90,000  $100,000  $110,000  $120,000
  300,000....................    90,000   135,000   150,000   165,000   180,000
  400,000....................   120,000   180,000   200,000   220,000   240,000
  500,000....................   150,000   225,000   250,000   275,000   300,000
  600,000....................   180,000   270,000   300,000   330,000   360,000
  700,000....................   210,000   315,000   350,000   385,000   420,000
1,000,000....................   300,000   450,000   500,000   550,000   600,000
- ---------
(1) Benefits shown are based on a target replacement ratio of 50% based on the years of service and covered compensation shown. The benefits for 10, 15, and 20 or more years of service at the 45% and 55% replacement levels would decrease (in the case of 45%) or increase (in the case of 55%) by the following percentages: 3.0%, 4.5%, and 5.0%, respectively.

    In 1993, Entergy Corporation adopted the System Executive Retirement Plan
(SERP). The SERP is an unfunded defined benefit plan offered at retirement to certain senior executives, which would currently include all the executive officers named in the Summary Compensation Table. Participating executives choose, at retirement, between the retirement benefits paid under provisions of the SERP or those payable under the executive retirement benefit plans discussed above. Covered pay under the SERP includes final annual base salary (see the Summary Compensation Table above for the base salary covered by the SERP as of December 31, 1994) plus the Target Incentive Award (i.e., a percentage of final annual base salary) for the participant in effect at retirement. Benefits paid under the SERP are calculated by multiplying the covered pay times target pay replacement ratios (45%, 50% or 55%, dependent on job rating at retirement) that are attained, according to plan design, at 20 years of credited service. The target ratios are increased by 1% for each year of service over 20 years, up to a maximum of 30 years of service. In accordance with the SERP formula, the target ratios are reduced for each year of service below 20 years. The credited years of service under this plan are identical to the years of service for the named executive officers (other than Mr. Jackson and Mr. McInvale) disclosed above in the Retirement Income Plan Table discussion. Mr. Jackson and Mr. McInvale have 21 years and 13 years, respectively, of credited service under this plan.

    The normal form of benefit for a single employee is a lifetime annuity and for a married employee is a 50% joint and survivor annuity. All SERP payments are guaranteed for ten years. Other actuarially equivalent options are available to each retiree. SERP benefits are offset by any and all defined benefit plan payments from the company and from prior employers. SERP benefits are not subject to Social Security offsets.

    Eligibility for and receipt of benefits under any of the executive plans described above are contingent upon several factors. The participant must agree that, without the specific consent of the Corporation, he may take no employment after retirement with any entity that is in competition with or similar in nature to the Corporation or any affiliate thereof. Eligibility for benefits is forfeitable for various reasons, including violation of an agreement with the Corporation, resignation of employment, or termination for cause.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    It is intended that, unless otherwise specified by the stockholders, votes will be cast pursuant to the proxies hereby solicited in favor of the ratification of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants of the Corporation for the year 1995. The firm of Coopers & Lybrand has acted for the Corporation in this capacity beginning in 1994. The firm of Coopers & Lybrand had acted for the Corporation's operating subsidiary, Gulf States Utilities Company, in this capacity since 1933. The firm of Coopers & Lybrand does not have any relationship with the Corporation or any of its subsidiaries except that disclosed above.

    If the stockholders do not ratify the selection of Coopers & Lybrand, the Board of Directors will consider the appointment of other independent public accountants to serve as auditors for the next fiscal year. A

                                       16

representative of the firm of Coopers & Lybrand will be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement, if such representative desires.

    In 1993, proposals were requested from qualified firms of certified public accountants to perform audit services in 1994. The firm of Coopers & Lybrand was selected as a result of this process. The selection of independent auditors was approved by the Audit Committee of the Board of Directors and ratified by the stockholders of the Corporation.

    The firm of Deloitte & Touche LLP was dismissed after the completion of the 1993 audit. The Independent Auditors' Reports of Deloitte & Touche LLP on the consolidated financial statements of Entergy Corporation and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 each expressed an unqualified opinion and includes explanatory paragraphs as to uncertainties because of certain regulatory and litigation matters. During the past two fiscal years and through March 16, 1994, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)) or disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that were not resolved to the satisfaction of Deloitte & Touche LLP.

                     STOCKHOLDER PROPOSALS FOR 1996 MEETING

    Any eligible holder of shares of Common Stock of the Corporation intending to present a proposal in accordance with the rules of the Securities and Exchange Commission for consideration at the Annual Meeting of Stockholders of the Corporation to be held in 1996 and desiring that such proposal be considered for inclusion in the Corporation's proxy statement and proxy for that meeting is advised that such proposal must be received by the Corporation at its principal offices not later than December 21, 1995.

    Under the Bylaws of the Corporation, stockholders must give the Corporation advance notice of proposed nominees for director and of proposed business to be conducted at the meeting not less than 60 days nor more than 85 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made.

                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any business before the meeting other than the matters referred to in this Proxy Statement and is not aware of any other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their judgment on such matters.

By order of the Board of Directors,

Edwin Lupberger
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
Dated: April 19, 1995
                                       17

                                 EXHIBIT INDEX

      The following exhibits are filed herewith.

16    Former Accountant's Letter
                                       1

                          [FORM OF PROXY, FRONT SIDE]

                              ENTERGY CORPORATION

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 26, 1995

      The undersigned hereby appoints Messrs. Edwin Lupberger, Wm. Clifford Smith and Dr. Norman C. Francis, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Entergy Corporation held of record by the undersigned on April 3, 1995, at the Annual Meeting of Stockholders to be held at the James M. Cain Energy Education Center, Louisiana Highway 3127, Taft, Louisiana, on Friday, May 26, 1995, at 10:00 a.m., Central Daylight Time, and any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or adjournments thereof.

               (PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)
- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                           ENTERGY SHAREHOLDER DIRECT
      To hear the latest quarterly earnings results, dividend action, and other Entergy news and information, shareholders may call Entergy Shareholder Direct at 1-800-ENTERGY (368-3749). This telephone information service, which replaces the practice of sending shareholders printed quarterly reports, may also be used to request a printed copy of the quarterly earnings release by fax or mail.

                              RECORDS INFORMATION
      For assistance with questions about lost certificates, lost or missing dividend checks, or notification of change of address, shareholders may call Mellon Securities Trust Co. at 1-800-333-4368.

                               INVESTOR RELATIONS
      For copies of Entergy's 10-K and 10-Q reports filed with the Securities and Exchange Commission, and for other investor information call 1-800-292-9960.

                           [FORM OF PROXY, BACK SIDE]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors.         Nominees:  W. F. Blount, J. A. Cooper, Jr.,
                                             L. J. Fjeldstad, N. C. Francis,
                                             K. Hodges, Jr., R. v.d. Luft,
      FOR        WITHHOLD                    E. Lupberger, K. R. McKee, P. W.
      all        AUTHORITY                   Murrill, J. R. Nichols, E. H. Owen,
   nominees     to vote for                  J. N. Palmer, Sr., R. D. Pugh,
                all nominees                 H. D. Shackelford, W. C. Smith,
                                             B. A. Steinhagen

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

    O          O      __________________________________________________________

2. Ratify the appointment of Coopers & Lybrand L.L.P.
   as independent accountants.

   FOR      AGAINST     ABSTAIN

    O          O          O
                                    Receipt of the notice of meeting, the proxy statement and the Annual Report of Entergy Corporation for 1994 is acknowledged.

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:                                , 1995
                                           -------------------------------
                                    Signature:
                                               ---------------------------------

                                    --------------------------------------------

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Dear Shareholder(s) of Entergy Corporation:

Enclosed you will find material regarding the Corporation's 1995 Annual Meeting of Stockholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.